UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

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JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

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Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 38 South Street, Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

(Address of Principal Executive Office) (Zip Code)

86-451-56888933

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 8, 2020, JRSIS Health Care Corporation (the “Company”) held its annual shareholder meeting. The shareholders approved the following proposals:

Proposal 1 - Election of Directors. The shareholders elected Junsheng Zhang, Lihua Sun, Xuewei Zhang, Yanhui Xing, Yanming Zhang and Dianjun Mu as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld	Broker Non-Votes
Junsheng Zhang	14,078,167	0	0
Lihua Sun	14,078,167	0	0
Xuewei Zhang	14,078,167	0	0
Yanhui Xing	14,078,167	0	0
Yanming Zhang	14,078,167	0	0
Dianjun Mu	14,078,167	0	0

Proposal 2 - To ratify the appointment of Centurion ZD CPA & Co as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. This proposal was approved with 14,079,865 shares voting for and 0 shares voting against it (with 0 abstaining votes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: December 10, 2020	By:	/s/ Lihua Sun Lihua Sun, Chief Executive Officer

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